Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-39402, 333-46360, 333-66048, and 333-62278 of American Electric Power Company, Inc. on Form S-8, Post-Effective Amendment No. 3 to Registration Statement No. 33-01052 of American Electric Power Company, Inc. on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-50109 of American Electric Power Company, Inc. on Form S-8, Registration Statement Nos. 333-121678 and 333-105532 of American Electric Power Company, Inc. on Form S-3, Post-Effective Amendment No. 3 to Registration Statement No. 33-01734 of American Electric Power Company, Inc. on Form S-3, and Pre-Effective Amendment No. 1 to Registration Statement No. 333-86050 of American Electric Power Company, Inc. on Form S-3 of our reports dated February 28, 2005 (which reports express unqualified opinions and include an explanatory paragraph concerning the adoption of new accounting pronouncements in 2002, 2003 and 2004), relating to the financial statements and financial statement schedules of American Electric Power Company, Inc., and management’s report on the effectiveness of internal control over financial reporting, appearing in and incorporated by reference in the Annual Report on Form 10-K of American Electric Power Company, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche

Columbus, Ohio
March 1, 2005